UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2012

BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

Pearson Investment

On December 21, 2012, NOOK Media LLC (“NOOK Media”), a majority owned subsidiary of Barnes & Noble, Inc. (the “Company”), entered into an agreement with a subsidiary of Pearson plc to make a strategic investment in NOOK Media.  Pearson has agreed to  invest  approximately $89.5 million of cash  in NOOK Media at a post-money valuation of approximately $1.789 billion in exchange for preferred membership interests representing a 5% equity stake in NOOK Media.  Following the closing of the transaction, the Company would own approximately 78.2% of the NOOK Media subsidiary and Microsoft, which also holds preferred membership interests, would own approximately 16.8%, assuming no exercise of pre-emptive rights by Microsoft.  In addition, NOOK Media will grant warrants to Pearson to purchase up to an additional 5% of NOOK Media under certain conditions at a pre-money valuation of NOOK Media of approximately $1.789 billion.  At closing, NOOK Media and Pearson will be also entering into a commercial agreement with respect to distributing Pearson content in connection with this strategic investment.

In connection with this investment, on December 21, 2012, the Company entered into an amendment to its existing credit agreement with Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto in order to permit the transactions contemplated by this investment and to effect certain other related modifications thereto.

Holiday Sales

The Company expects to announce its holiday sales results on January 3, 2013.  Based on preliminary sales results to date in the holiday period and sales trends, the Company expects its holiday sales results will be below expectations and that the NOOK business will not meet the Company’s prior projection for fiscal year 2013.

This Current Report on Form 8-K contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to the Company that are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the management of the Company.  When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will”  and similar expressions, as they relate to the Company or the management of the Company, identify forward-looking statements.

Such statements reflect the current views of the Company with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for the Company’s products, low growth or declining sales and net income due to various factors, risk that international expansion will not be successfully achieved or may be achieved later than expected, possible disruptions in the Company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible risks that inventory in channels of distribution may be larger than able to be sold, possible risk that returns from consumers or channels of distribution may be greater than estimated, the risk that the expected sales lift from Borders’ store closures is not achieved in whole or part, the risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of the Company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the Company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects,  product and component shortages, the potential adverse impact on the business resulting from the review of a potential separation of the NOOK digital business, the risk that the transactions contemplated with Pearson are not able to be implemented on the terms contemplated or at all, the risk that the transactions do not achieve the expected benefits for the parties including the risk that NOOK Media’s applications are not commercially successful or that the expected distribution of those applications is not achieved, the risk that any subsequent spin-off, split-off or other disposition by the Company of its interest in NOOK Media results in adverse impacts on Company or NOOK Media (including as a result of termination of agreements and other adverse impacts), the potential impact on the Company’s retail business of the separation,  the potential tax consequences for the Company and its shareholders of a subsequent spin-off, split-off or other disposition by the Company of its interest in NOOK Media, the risk that the international expansion contemplated by the relationship is not successful, the risk that NOOK Media is not able to perform its obligations under the commercial agreement, the risk that the Company may not recoup its investments in the NOOK digital business as part of any separation transaction, the risks, difficulties, and uncertainties  that may result from the separation of businesses that were previously co-mingled including necessary ongoing relationships, and potential for adverse customer impacts and other factors which may be outside of the Company’s control, including those factors discussed in detail in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K and Form 10-K/A, and in the Company’s other filings made hereafter from time to time with the SEC. Our forward looking statements relating to international expansion are also subject to the following risks, among others that may affect the introduction, success and timing of the NOOK e-reader and content in countries outside the United States:  we may not be successful in reaching agreements with international companies, the terms of agreements that we reach may not be advantageous to us, our NOOK device may require technological changes to comply with applicable laws, and marketplace acceptance and other companies have already entered the marketplace with products that have achieved some customer acceptance.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned.  Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

	By:	/s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Vice President, General Counsel & Secretary

Date: December 28, 2012